Exhibit 10.12

Sales Contract

Contract NO.:YGX060711001 rev A

The Seller : ReneSola LTD. (Zhejiang Yuhui Solar Energy Source CO., LTD.)

The Buyer : Motech Industries INC. Tainan Science-based Industrial Park

Sign Place: Jiashan Zhejiang Sign Date: 11 July, 2006

The both parties sign the contract that the seller supplies solar wafers to buyer subject to the agreement as below. The execution of this contract Contract NO.:YGX060711001 rev A automatically terminates all obligations and terms from the previous 156mm mono Contract NO.:YGX060711001.

1.	Name of products, specifications, quantity, unit price:

1.1

Name of products	Specifications	Quantity	Unit Price
Solar wafer	Enclosed to find the detailed monocrystalline 125*125 silicon wafer specification sheet	7861200pcs supplied in 2007 ( 655100 pieces per month from Jan 2007 to Dec 2007)	[****]*

1.2	Both parties have agreed to change the specification of the “Products” to be delivered by the Seller for delivery beginning in 2007 from 156mm mono to 125mm mono. The amount of 125mm mono wafers to be delivered has been converted based on the amount of watts and has been mutually set at a minimum of 65,110 (six hundred fifty five thousand, one hundred) 125*125 mono wafers per month beginning January, 2007 and continuing until December, 2007.

1.3	28.3MW supplied in 2008, the unit price will be decided by both parties before the end of 2007. In the event both parties can not agree on pricing for 2008, the contract and commitments of both parties are void.

1.4.	42.5MW supplied in 2009, the unit price will be decided by both parties before the end of 2008. In the event both parties can not agree on pricing for 2009, the contract and commitments of both parties are void.

2.	The specifications of technical requirement: Execute according to the contract above.

3.	Shipment: The Seller carries the goods to Shanghai Port and delivers by Sea or Air as the Buyer requires.

4.	Packing: Packing should be suitable for the long-distance carriage of the solar wafers.

5.	Inspection and Discrepancy: If the buyer has any defect found after the inspection of arrival goods, buyers have to present AQL report to sellers within one month. After receipt of the defects, the seller should replace such defective goods by the bran-new ones within 15 days.

6.

Payment terms: Since the sign of the contract, the buyer shall prepay the 30% of the total amount of payment in 2007 [****]*. Half of the total prepayment will be paid before the end of Oct. 2006, the balance will be paid before the end of Dec. 2006. Buyer delay the payment beyond 7 working days, this contract will be cancelled. The prepayment shall be distributed evenly on the unit price to offset the payment of goods., and the remaining payment of goods will be paid within 1 week by the buyer according to the actual information of delivery. Negotiation of the unit price in the year of 2008 and 2009 will be decided by the both parties and executed the same prepayment before the end of last year.

*	This portion of the Sales Contract has been omitted and filed separately with the Securities and Exchange Commission, pursuant to Rule 406.

7.	Validity: Validity from the sign of contract to the complete of performance.

8.	Breach of contract: (1) In case of delayed payment beyond 10 working days, the buyer shall pay the 1‰ of total payment of goods in that month as the penalty for every delayed week, and the total penalty shall not, however, exceed 1% of total value of goods in that month. (2) In case of delayed delivery of goods beyond 10 working days, the sellers shall pay the 1‰ of total payment of goods in that month as the penalty for every delayed week, The total penalty shall not, however, exceed 1% of total value of goods in that month. In case the period of delay exceeds 10 weeks after the stipulated delivery date, the sellers shall return the remaining prepayment and penalty to the buyers.

9.	Disputes: All disputes arising in the performance of this contract shall be settled by the friendly negotiation of each side; in case no settlement can be reached, the disputes shall be then submitted to the Local Arbitration Commission in China.

10.	Others: This contract is in duplicate and comes into force only after it is signed or sealed by the each party concerned, and each party keeps one. The photocopy of the contract can be considered valid.

Duly Signed on behalf of:

ReneSola Ltd. (Zhejiang Yuhui Solar Energy Source CO., LTD.)

Motech Industries INC. Tainan Science-Based Industrial Park

The Seller:

ReneSola Ltd. (Zhejiang Yuhui Solar Energy Source CO., LTD.) (Seal)

Industrial park Yaozhuang Town Jiashan County Zhejiang Province China

Tel: +86-573-4773390

Fax: +86-573-4773063

/s/ Xianshou Li
Signature

Date November 17, 2006

The Buyer:

MOTECH INDUSTRIES INC. Tainan Science-Based Industrial Park (Seal)

No. 3, Da-Shun 9th Rd., Hsin-Shi,Tainan 741, Taiwan

Tel: 886-6-5050789

Fax: 886-6-5051789

/s/
Signature
Date November 6, 2006